EXHIBIT 10.29

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS OF THE TYPE THAT VANDA TREATS AS PRIVATE OR CONFIDENTIAL
Manufacturing Agreement
May 6, 2016

Table of Contents

ARTICLE 1	2
INTERPRETATION	2
1.1 Definitions.	2
1.2 Currency	7
1.3 Sections and Headings.	7
1.4 Singular Terms.	7
1.5 Schedules	7
ARTICLE 2	8
PATHEON'S MANUFACTURING SERVICES	8
2.1 Manufacturing Services.	8
ARTICLE 3	13
CLIENT'S OBLIGATIONS	13
3.1 Payment.	13
ARTICLE 4	13
CONVERSION FEES AND COMPONENT COSTS	13
4.1 First Year Pricing.	13
4.2 Price Adjustments - Subsequent Years’ Pricing.	13
4.3 Price Adjustments – Current Year Pricing.	15
4.4 Adjustments Due to Technical Changes.	17
4.5 Multi-Country Packaging Requirements.	17
ARTICLE 5	18
ORDERS, SHIPMENT, INVOICING, PAYMENT	18
5.1 Orders and Forecasts.	18
5.2 Reliance by Patheon.	19
5.3 Minimum Orders.	20
5.4 Shipments.	21
5.5 Invoices and Payment.	22
ARTICLE 6	24
PRODUCT CLAIMS AND RECALLS	24
6.1 Product Claims.	24
6.2 Product Recalls and Returns.	25
6.3 Patheon’s Responsibility for Defective and Recalled Products.	25
6.4 Disposition of Defective or Recalled Products.	27
6.5 Customer Questions and Complaints.	27
6.6 ****.	27
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****CERTAIN INFORMATION HAS BEEN OMITTED UNDER RULES PERMITTING THE CONFIDENTIAL TREATMENT OF SUCH INFORMATION.

ARTICLE 7	27
CO-OPERATION	27
7.1 Quarterly Review.	27
7.2 Governmental Agencies.	28
7.3 Records and Accounting by Patheon.	28
7.4 Inspection.	28
7.5 Access.	28
7.6 Notification of Regulatory Inspections.	29
7.7 Reports.	29
7.8 FDA Filings	29
ARTICLE 8	30
TERM AND TERMINATION	30
8.1 Initial Term.	30
8.2 Termination for Cause.	30
8.3 Obligations on Termination.	32
ARTICLE 9	33
REPRESENTATIONS, WARRANTIES AND COVENANTS	33
9.1 Authority.	33
9.2 Client Warranties.	33
9.3 Patheon Warranties.	34
9.4 Debarred Persons.	35
9.5 Permits.	35
9.6 No Warranty.	36
ARTICLE 10	36
REMEDIES AND INDEMNITIES	36
10.1 Consequential Damages.	36
10.2 Limitation of Liability.	36
10.3 Patheon.	37
10.4 Client.	37
10.5 Reasonable Allocation of Risk.	38
ARTICLE 11	38
CONFIDENTIALITY	38
11.1 Confidentiality.	38
ARTICLE 12	39
DISPUTE RESOLUTION	39
12.1 Commercial Disputes.	39
12.2 Technical Dispute Resolution.	40
ARTICLE 13	41
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MISCELLANEOUS	41
13.1 Inventions.	41
13.2 Intellectual Property.	42
13.3 Insurance.	42
13.4 Independent Contractors.	43
13.5 No Waiver.	43
13.6 Assignment.	43
13.7 Force Majeure.	44
13.8 Additional Product.	44
13.9 Notices.	44
13.10 Severability.	45
13.11 Entire Agreement.	45
13.12 Other Terms.	46
13.13 No Third Party Benefit or Right.	46
13.14 Execution in Counterparts.	46
13.15 Governing Law.	46

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MANUFACTURING AGREEMENT
THIS MANUFACTURING AGREEMENT (the "Agreement") made as of the 6th day of May, 2016 (“Effective Date”)
B E T W E E N:
PATHEON INC.,
a corporation existing under the laws of Canada,
(hereinafter referred to as "Patheon"),
- and -
VANDA PHARMACEUTICALS INC.,
a corporation existing under the laws of the State of Delaware in the United States of America,
(hereinafter referred to as the "Client").
WHEREAS, Client previously held the rights to the Product in the whole world other than the United States of America (“USA”) and Canada; and
WHEREAS, Novartis previously held the rights to the Product for the USA and Canada; and
WHEREAS, Novartis and Client entered into a settlement agreement on December 22, 2014 wherein the rights to the Product for the USA and Canada were transferred to Client (the “Settlement Agreement”); and
WHEREAS, Novartis assigned its manufacturing agreement with Patheon in respect of the Product (the “Novartis MSA”) to Client in connection with the Settlement Agreement; and
WHEREAS, Client and Patheon intend that this Agreement shall supersede and replace, as of the Effective Date, the Novartis MSA with respect to the Product;
THIS AGREEMENT WITNESSES THAT in consideration of the rights conferred and the obligations assumed herein, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), and intending to be legally bound the parties agree as follows:

ARTICLE 1
INTERPRETATION
1.1Definitions.
The following terms shall, unless the context otherwise requires, have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:
"Active Materials" means the materials listed on Schedule D hereto;
"Active Materials Credit Value" means the value to be attributed to the Active Materials for certain purposes of this Agreement, as set forth on Schedule D;
"Affiliate" means:
(a)a business entity which owns, directly or indirectly, a controlling interest in a party to this Agreement, by stock ownership or otherwise, only for so long as such ownership continues to exist; or
(b)a business entity which is controlled by a party to this Agreement, either directly or indirectly, by stock ownership or otherwise, only for so long as such control continues to exist; or
(c)a business entity, the controlling interest of which is directly or indirectly common to the majority ownership of a party to this Agreement, only for so long as such controlling interest continues to exist;
For the purposes of this definition, "control" means the ownership of shares carrying at least a majority of the votes in respect of the election of the directors of a corporation.
“Agreement” has the meaning specified in the preamble;
“Annual Product Review Report” means the annual product review report as described in Title 21 of the United States Code of Federal Regulations, Section 211.180(e);
"Annual Report" means the annual report to the FDA prepared by Client as described in Title 21 of the United States Code of Federal Regulations, Section 314.81(b)(2);
"Annual Volume" means, if applicable, the minimum volume of Product estimated to be manufactured in any Year of this Agreement as set forth in Schedule B hereto, which shall be prorated for the first Year of this Agreement;

"Applicable Laws" means (i) with respect to Patheon, the Laws of the Province of Ontario, being the jurisdiction where the Manufacturing Site is located; and (ii) with respect to Client, the applicable Laws of all jurisdictions where the Products are manufactured, distributed and marketed;
"Authority" means any governmental or regulatory authority, department, body or agency or any court, tribunal, bureau, commission or other similar body in the Territory, whether federal, state, provincial, county or municipal;
“Bill Back Items” means third party fees and other items listed in Schedule B, excluding Components.
“Billing Currency” has the meaning specified in Section 1.2;
“Breach Notice” has the meaning specified in Section 8.2(a);
“Broader Intellectual Property Rights” has the meaning specified in Section 13.1(c);
"Business Day" means a day other than a Saturday, Sunday or a day that is a statutory holiday in the Province of Ontario, Canada (with respect to Patheon only) or a day that is a statutory holiday in Washington, DC, USA (with respect to Client only);
"cGMPs" means the rules concerning current and future good manufacturing practices specified by the EU/PIC guidelines (and the corresponding national laws and regulations), the US Code of Federal Regulations, or any other regulatory guidelines made thereunder, as applicable;
“Change of Control” shall mean the merger with, transfer to or acquisition of beneficial ownership of more than fifty percent (50%) of the outstanding voting shares of Patheon by a competitor of Client; “competitor” shall mean a pharmaceutical manufacturer which manufactures, markets, or has in its pipeline for development or commercialization, proprietary pharmaceutical and/or proprietary consumer health products within the therapeutic area of the Product.
“Client Property” has the meaning specified in Section 8.3(d);
“CMC” has the meaning specified in Section 7.8(c);
“Components” means Raw Materials, Primary and Secondary Packaging Components and Printed Packaging Components, but for certainty, excludes Active Materials.
"Confidentiality Agreement" means the agreement relating to the non-disclosure of confidential information between Patheon and the Client dated February 28, 2006, as amended;

“Conforming” with respect to Product, means Product manufactured, packaged and stored by Patheon in accordance with the Specifications, cGMPs, Applicable Laws, the Quality Agreement, other Technical Information and this Agreement.
“Deficiencies” has the meaning specified in Section 7.8(d);
"Deficiency Notice" shall have the meaning ascribed thereto in Section 6.1(a);
“Delivery Date” has the meaning specified in Section 5.1(b);
“Disclosure Obligations” has the meaning set forth in Section 11.1;
“Effective Date” has the meaning specified in the preamble;
"EMEA" means the European Medicines Agency;
"FDA" means the United States government department known as the Food and Drug Administration;
"Firm Orders" has the meaning specified in Section 5.1(b);
“Force Majeure Event” has the meaning specified in Section 13.7;
"Health Canada" means the section of the Canadian Government known as Health Canada and includes, among other departments, the Therapeutic Products Directorate and the Health Products and Food Branch Inspectorate;
“Initial Set Exchange Rate” means 1.374 (3 digits) as of the Effective Date of the Agreement being the initial exchange rate to convert one unit of the Billing Currency into Patheon’s Manufacturing Site local currency;
"Initial Term" has the meaning specified in Section 8.1;
"Intellectual Property" includes, without limitation, rights in patents, patent applications, formulae, trade-marks, trade-mark applications, trade-names, Inventions, copyright and industrial designs and all other intellectual and industrial property rights of any sort throughout the world now known or hereafter recognized;
"Invention" means any idea, concept, innovation, improvement, development, discovery, technology, computer program, device, trade secret, work of authorship, formula, compound, method, know-how, process, technique or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which it is contained and whether or not patentable or copyrightable, that is conceived or reduced to practice by one or more person(s) in the course of the performance of this Agreement;
“JAMS” means Judicial Arbitration and Mediation Services, Inc.;

“Late Delivery” has the meaning specified in Section 5.5;
"Laws" means all laws, statutes, ordinances, regulations, rules, by-laws, judgments, decrees or orders of any Authority;
"Manufacture or Manufacturing " means any one of more of the manufacturing, quality control, quality assurance and stability testing, packaging and related services, as contemplated in this Agreement, required to produce Products from Active Materials, Raw Materials, Primary and Secondary Packaging Components and Printed Packaging Components;
“Manufacturing License” has the meaning specified in Section 5.5(c);
"Manufacturing Site" means the facility owned and operated by Patheon that is located at 2100 Syntex Court, Mississauga, Ontario, Canada;
****
“Minimum Order Quantity” or “Run Quantity” means the minimum number of units of a Product to be Manufactured (if applicable) in order to obtain the Price as set forth in Schedule B hereto.
“Order Countries” means, collectively, all countries in the Territory for which Vanda places Orders hereunder;
“PPI” has the meaning specified in Section 4.2(a);
"Primary and Secondary Packaging Components" means, collectively, all packaging components required to be used in order to produce the Products in accordance with the Specifications, other than the Printed Packaging Components;
"Printed Packaging Components” means labels, inserts or other printed materials affixed to or accompanying Product(s) as required by the Specifications;
Product(s)" means the products listed on Schedule A hereto;
“Product Claims” has the meaning specified in Section 6.3(c);
"Quality Agreement" means the agreement between the parties hereto setting out the quality assurance standards to be applicable to the Manufacturing performed by Patheon, which agreement shall be finalized and entered into by the parties within thirty (30) days after the Effective Date and may be amended from time to time by mutual written agreement of the parties;
“Raw Materials” means all excipients or other starting materials used to manufacture a batch of bulk, unpackaged Product(s), excluding the Active Materials;

****CERTAIN INFORMATION HAS BEEN OMITTED UNDER RULES PERMITTING THE CONFIDENTIAL TREATMENT OF SUCH INFORMATION.

“Recall” has the meaning specified in Section 6.2(a);
"Regulatory Authority" means the FDA, EMEA and Health Canada and any other foreign regulatory agencies competent to grant marketing approvals for pharmaceutical products including the Products in the Territory;
“Remediation Period” has the meaning specified in Section 8.2(a);
“Reset Date” means, with reference to any particular (and applicable) Year, the date on which Patheon is to provide Client with updated pricing for the Product for the next Year; which date will be not less than one month prior to the beginning of that Year;
“SEC” has the meaning set forth in Section 11.1;
“Set Exchange Rate” means the exchange rate to convert one unit of the Billing Currency into Patheon’s Manufacturing Site local currency for each applicable Year, calculated as the average daily interbank exchange rate for conversion of one unit of the billing currency into Patheon’s Manufacturing Site local currency during the one year period immediately preceding the Reset Date by one month as published by OANDA.com “The Currency Site” under the heading “FxHistory: historical currency exchange rates” at www.OANDA.com/convert/fxhistory;
"Specifications" means the file, for each Product, which is provided by the Client to Patheon in accordance with the procedures listed in Schedule A hereto and which contains documents relating to such Product, including, without limitation:
(a)specifications for Active Materials, Raw Materials, Primary and Secondary Packaging Components and Printed Packaging Components;
(b)Manufacturing specifications, directions and processes;
(c)storage requirements;
(d)    all environmental, health and safety information relating to the Product including material safety data sheets; and
(e)    the finished Product specifications, packaging specifications and shipping requirements for each Product;
all as updated, amended and revised from time to time by the Client in accordance with the terms of this Agreement;
“Surplus New Product” has the meaning specified in Section 5.3;
"Technical Dispute" has the meaning specified in Section 12.2;

"Technical Information" means all documents and materials generated by the Client and Patheon, as the case may be, as well as all written amendments thereto, including without limitation, manufacturing and quality control instructions or requirements under any quality control agreements between the parties (including the Quality Agreement), and specifications necessary to manufacture, label, package, store, handle, stability test, quality control test and release of the Product, all in accordance with this Agreement.
“Territory” means in the geographic area of the United States of America, Canada, European Union, Israel, Singapore, South Korea, Mexico and Australia and any other geographic areas as may be added to this definition from time-to-time by Client (in its sole discretion) by written notice to Patheon;
"Third Party Rights" means the Intellectual Property of any third party;
“Wind-Down Period” has the meaning specified in Section 8.3(d);
"Year" means in the first year of this Agreement the period from the Effective Date up to and including December 31 of the same calendar year, and thereafter shall mean a calendar year.
1.2Currency.
Unless otherwise indicated, all monetary amounts are expressed in this Agreement in the lawful currency of the United States of America.
1.3Sections and Headings.
The division of this Agreement into Articles, sections, subsections and Schedules and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section or Schedule refers to the specified Section or Schedule to this Agreement. In this Agreement, the terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular part, Section, Schedule or the provision hereof, and unless the context of this Agreement otherwise requires, "include", "includes" and "including" are not limiting.
1.4Singular Terms.
Except as otherwise expressly provided herein or unless the context otherwise requires, all references to the singular shall include the plural and vice versa.
1.5Schedules.
The following Schedules are attached to, incorporated in and form part of this Agreement:

Schedule A    -    Product List
Schedule B -    Commercial Pricing
Schedule C    -    Stability Testing
Schedule D    -    Active Materials, Active Materials Credit Value & ****
Schedule E    -    Batch Numbering & Expiration Dates
Schedule F    -    Technical Dispute Resolution
Schedule G    -    Intentionally Omitted
Schedule H    -    Quarterly Active Materials Inventory Report
Schedule I     -     Report of Annual Active Materials Inventory Reconciliation and Calculation of Actual Annual Yield
****    -    ****
Schedule K     -    Intentionally Omitted
Schedule L    -    Example of Price Adjustments under Section 4.2

ARTICLE 2
PATHEON'S MANUFACTURING
2.1Manufacturing.
In accordance with Client’s Firm Orders, Patheon shall perform Manufacturing for the Territory at the Manufacturing Site for the fees specified in Schedules B and C in order to produce Products for the Client. Patheon may change the Manufacturing Site for the Products ****. If Manufacturing has not commenced within **** months after the date of execution of this Agreement, Patheon reserves the right, in good faith, to amend the fees set out in Schedules B and C provided that the delay in the commencement of the Manufacturing does not arise or result from the acts or omissions of Patheon. In providing the Manufacturing, Patheon and the Client agree that:
(a)Conversion of Active Materials and Components. Patheon shall convert Active Materials and Components into Products.
(b)Quality Control and Quality Assurance. Patheon shall perform the quality control and quality assurance testing specified in the Quality Agreement. Batch review and release to the Client shall be the responsibility of Patheon’s quality assurance group. Patheon shall perform its batch review and release responsibilities in accordance with Patheon’s standard operating procedures. Upon the Client’s request, Client may review Patheon’s standard operating procedures at Patheon’s facility. Each time Patheon ships Products to the Client, it shall provide the Client, in English, a certificate of analysis and certificate of compliance including a statement that the batch has been manufactured and tested in accordance with Specifications and cGMPs. The Client will have sole responsibility for the release of Products to the market.

****CERTAIN INFORMATION HAS BEEN OMITTED UNDER RULES PERMITTING THE CONFIDENTIAL TREATMENT OF SUCH INFORMATION.

(c)Components. Patheon shall purchase and test all Components (with the exception of those that are supplied by the Client), in accordance with the Specifications. The parties shall agree upon a list of key components and shall work together to identify a list of critical vendors of such key components. Patheon shall, with the reasonable assistance of the Client where applicable, use commercially reasonable efforts to ****. The cost of Components is included in the Price quoted in Schedule B.
(d)Stability Testing. If applicable, Patheon shall conduct stability testing on the Products in accordance with the protocols set out in Schedule C for the separate fees specified in Schedule C. Patheon shall not make any changes to these testing protocols without prior written approval from the Client. In the event of a confirmed stability test failure, Patheon will notify the Client within ****, after which Patheon and the Client shall jointly determine the proceedings and methods to be undertaken to investigate the causes of such failure, including which party shall bear the cost of such investigation****. Patheon will promptly provide any and all data and results relating to the stability testing upon request by the Client.
(e)Packaging. Patheon shall package the Products as set out in the Specifications. The Client shall be responsible for the cost of artwork development for the Printed Packaging Components. Patheon will be responsible for obtaining the Components. Patheon shall make arrangements for and implement the imprinting of batch numbers and expiration dates for each Product shipped. Such batch numbers and expiration dates shall be affixed on the Products and on the shipping carton of each Product as outlined in the Specifications and as required by cGMPs. The system used by Patheon for batch numbering and expiration dates is detailed in Schedule E hereto. The Client may, in its sole discretion, make changes to labels, product inserts and other packaging for the Products, which changes shall be submitted by the Client to all applicable governmental agencies and other third parties responsible for the approval of the Products. The Client shall be responsible for the cost of labelling obsolescence when changes occur, as contemplated in Section 4.4. Patheon's name shall not appear on the label or anywhere else on the Products unless: (i) required by any applicable Laws; or (ii) Patheon expressly consents to such use of its name in writing.
(f)Active Materials. The Client will deliver all Active Materials as mutually agreed upon by the parties to Patheon DDP (Incoterms 2010).

****CERTAIN INFORMATION HAS BEEN OMITTED UNDER RULES PERMITTING THE CONFIDENTIAL TREATMENT OF SUCH INFORMATION.

(g)Bill Back Items. The expenses in respect of all third party supplier fees for the purchase of those items specifically identified in Schedule B as Bill Back Items that are necessary for Patheon to perform the Manufacturing shall be charged to the Client ****. Any invoices for such items shall include reasonable documentation of the costs of such items. Any and all orders in excess of **** for any such items require the prior written approval of the Client. For certainty, the cost of Components is included in the Price quoted in Schedule B, and therefore, Components are not included in Bill Back Items.
(h)Requirements. Client hereby agrees to order at least **** of its total Yearly requirement in the Territory for new units of Products **** (the “Patheon Requirement”) from Patheon. However, Client may order any part or all of the Patheon Requirement from a third party supplier in the event that Patheon ****. In addition, ****. Notwithstanding the foregoing, Patheon acknowledges and agrees **** shall not be counted in determining Client’s “total Yearly requirement in the Territory for new units of Products” (i.e., Client may order Product from other suppliers at any time during the term of this Agreement as reasonably necessary to validate such suppliers, and Client may use, market, sell, distribute or transfer such Product, without breach of this Section 2.1(h)). For the sake of clarity, during those Years in which Client orders Product from a third party supplier in accordance with the terms in this subsection, then in no event shall Client be deemed to be in breach of this Section 2.1(h) if it does not purchase at least **** of its total Yearly requirement for new units of Products from Patheon.
2.2Active Material Yield.
(a)    Reporting. Patheon shall provide the Client with a quarterly inventory report of the Active Materials supplied by Client (if applicable) and held by Patheon in accordance with the inventory report form annexed hereto as Schedule H, which shall contain the following information for such quarter:

****CERTAIN INFORMATION HAS BEEN OMITTED UNDER RULES PERMITTING THE CONFIDENTIAL TREATMENT OF SUCH INFORMATION.

Quantity Received: The total quantity of Active Materials that complies with the Specifications and is received at the Manufacturing Site during the applicable period.
Quantity Dispensed: The total quantity of Active Materials dispensed at the Manufacturing Site during the applicable period. The Quantity Dispensed is calculated by adding the Quantity Received to the inventory of Active Materials that complies with the Specifications and is held at the beginning of the applicable period, less the inventory of Active Materials that complies with the Specifications and is held at the end of such period. The Quantity Dispensed shall only include Active Materials received and dispensed in connection with commercial manufacturing of any Products and, for certainty, shall not include any (i) Active Materials that must be retained by Patheon as samples, (ii) Active Materials contained in any Product that must be retained as samples, (iii) Active Materials used in connection with testing (if applicable) and (iv) Active Materials received or dispensed in connection with technical transfer activities or development activities during the applicable period, including, without limitation, any regulatory, stability, validation or test batches manufactured during the applicable period.
Quantity Converted: The total amount of Active Materials contained in the Products produced with the Quantity Dispensed (including any additional Products produced in accordance with Section 6.1 or 6.2 or 6.3), delivered by Patheon, and not rejected, recalled or returned in accordance with Section 6.1 or 6.2 as a result of a failure by Patheon to provide Manufacturing in accordance with Specifications, cGMPs, Applicable Laws, the Quality Agreement, any other Technical Information or this Agreement.
Quantity Held: The total quantity of Active Materials that is at the Manufacturing Site on the last day of such quarter.
Patheon will target within ****, but within no more than **** after the **** of each ****, Patheon shall prepare an annual reconciliation of Active Materials in accordance with the reconciliation report form annexed hereto as Schedule I including the calculation of the "Actual Annual Yield" or "AAY" for the Products (including all strengths) at the Manufacturing Site during the Year. AAY is the percentage of the Quantity Dispensed that was converted to Products and is calculated as follows:
    Quantity Converted during the Year    x    100%
Quantity Dispensed during the Year
Patheon shall use its commercially reasonable efforts to obtain maximum yield of the Products from Active Materials provided by the Client in connection with its Manufacturing services provided hereunder. The target yield in respect of the Products at the Manufacturing Site is **** ("Target Yield"). The parties will meet annually to

****CERTAIN INFORMATION HAS BEEN OMITTED UNDER RULES PERMITTING THE CONFIDENTIAL TREATMENT OF SUCH INFORMATION.

review the acceptable Target Yield and adjust it as appropriate in order to achieve the parties’ objective to move towards an improved target yield. Patheon shall strive to maintain Actual Annual Yield levels for the Products equal to or above the current Target Yield. For the sake of clarity, the AAY and the Target Yield are each calculated for all of the Products as a whole, and not on a strength-by-strength or packaging-by-packaging basis.
(b)    Shortfall Calculation. If the Actual Annual Yield falls more than **** below the respective Target Yield in a Year, then the shortfall for such Year (the "Shortfall") shall be determined based on the following calculation:
Shortfall = ****
The Shortfall shall be disclosed by Patheon on the reconciliation report prepared in the form annexed hereto as Schedule I.
(c)    Credit. If there is a Shortfall for the Products in a Year, then Patheon shall credit the Client’s account for the value of any such Shortfall, as determined using the following formula, not later than **** after the end of each Year.
****
Patheon acknowledges that such credit is a liquidated damage reflecting a reasonable measure of actual damages and is not a penalty. Each credit under this Section 2.2 shall be summarized on the reconciliation report prepared in the form annexed hereto as Schedule I and shall be made not later than **** after the end of each Year. Upon expiration or termination of this Agreement any remaining credit amount owing under this Section 2.2 (or other Section under this Agreement) shall be reimbursed to the Client by payment thereof to the Client.
(d)    ****. Notwithstanding the foregoing provisions of this Section 2.2, Patheon's liability for Active Materials calculated in accordance with Section 2.2(c) for the Products in a Year ****.
(e)    No Material Breach. It shall not constitute a material breach of this Agreement by Patheon, for the purposes of Section 8.2(a), if the ****.
(f)    Use of Active Materials. Patheon shall always use the first-expiry, first-out (FEFO) method of material usage.

****CERTAIN INFORMATION HAS BEEN OMITTED UNDER RULES PERMITTING THE CONFIDENTIAL TREATMENT OF SUCH INFORMATION.

ARTICLE 3
CLIENT'S OBLIGATIONS
3.1Payment.
Pursuant to the terms of this Agreement, the Client shall pay Patheon for the provision of the Manufacturing according to the fees specified in Schedules B and C hereto (such fees being subject to adjustment in accordance with the terms hereof).
3.2    Supply of Active Materials.
Client shall, at its sole cost and expense, deliver the Active Materials to Patheon (in accordance with Section 2.1(f)) in sufficient quantities and at such times as mutually agreed upon by the parties to facilitate the provision of the Manufacturing by Patheon. The Active Materials shall be held and stored by Patheon on behalf of the Client on the terms and subject to the conditions herein contained, the Specifications, cGMPs and any written instructions provided by the Client to Patheon from time to time. Title to the Active Materials shall at all times belong to and remain the property of the Client. Any Active Materials received by Patheon shall only be used by Patheon to provide the Manufacturing. Patheon will not chemically or biologically modify the Active Materials except in accordance with the Specifications. Patheon's liability with respect to any lost or damaged Active Materials shall be as set forth in Section 10.2(a). Patheon will store Active Materials in a secure manner and in accordance with the Specifications.
ARTICLE 4
CONVERSION FEES AND COMPONENT COSTS
4.1First Period Pricing.
The fees for the Manufacturing through **** are listed in Schedules B and C and are subject to the adjustments set forth in Section 4.3.
4.2Price Adjustments - Subsequent Years’ Pricing.
The fees for the Manufacturing during any period following the date set forth in Section 4.1 of this Agreement shall be determined in accordance with the following:
(a)Manufacturing and Component Costs. On each **** of this Agreement after **** (i.e., on **** and each **** thereafter during the term of this Agreement), Patheon and the Client shall be entitled to an adjustment to the fees (i) for Manufacturing in respect of the Products to reflect inflation, which adjustment shall be solely based on ****
****, unless the parties otherwise agree in writing and (ii) for Component costs ****.

****CERTAIN INFORMATION HAS BEEN OMITTED UNDER RULES PERMITTING THE CONFIDENTIAL TREATMENT OF SUCH INFORMATION.

(b)Annual Quantity.
The Client acknowledges that the fee for Manufacturing in respect of a Product in any Year is quoted based upon the Annual Volume and Minimum Order Quantity per Product specified in Schedule B (if applicable) and is subject to change following good faith discussions by the parties if the specified Annual Volume or Minimum Order Quantity (if and as applicable) increases or decreases. For greater certainty, if Patheon and the Client agree that the Annual Volume or Minimum Order Quantity (if and as applicable) in respect of a Product shall be reduced beyond the range of such values provided in the tables in Schedule B, and, as a result of such reduction, Patheon's costs for services relating to such Product increase on a per unit basis, then Patheon shall be entitled to an increase in the fee for Manufacturing in respect of such Product. In addition, for greater certainty, if Patheon and the Client agree that the Annual Volume or Minimum Order Quantity (if and as applicable) in respect of a Product shall be increased beyond the range of such values provided in the tables in Schedule B, and, as a result of such increase, Patheon's costs for services relating to such Product decrease on a per unit basis, then the Client shall be entitled to a decrease in the fee for Manufacturing in respect of such Product.
(c)Adjustments Due to Currency Fluctuations. On each **** following the date set forth in Section 4.1 of this Agreement (i.e., on **** and each **** thereafter during the term of this Agreement), ****. The adjustment will be calculated after all other fee adjustments under this Section 4.2 have been made. The adjustment will proportionately reflect the increase or decrease, if any, in the Set Exchange Rate compared to the Set Exchange Rate established for the prior Year or the Initial Set Exchange Rate, as the case may be. An example of the calculation of the price adjustment is set forth in Schedule K.
In connection with all fee adjustments requests pursuant to this Section 4.2, Patheon shall deliver to the Client by not later than **** of each **** a revised Schedule B in draft form and such budgetary pricing information or other documentation reasonably sufficient to demonstrate that an increase or decrease in the fee adjustment is justified (and/or upon the reasonable request of Client, such budgetary pricing information or other documentation reasonably sufficient to demonstrate to Client that a decrease in the fee adjustment is not justified), provided that to the extent such documents are subject to obligations of confidentiality between Patheon and its suppliers, Patheon shall make such

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documents available, subject to the confidentiality obligations provided in this Agreement, to a third party designated by Client and approved by Patheon (such approval not to be unreasonably withheld or delayed) at Patheon’s facility for the purpose of allowing such third party to confirm that the fee adjustments proposed by Patheon are justified. Upon delivery of such a fee adjustment request pursuant to this Section, each of the Client and Patheon shall forthwith use reasonable efforts to agree on a revised fee for the Manufacturing in respect of each affected Product, if any, and Schedule B shall be amended accordingly. If the parties are unable to agree on a revised fee for the Manufacturing in respect of each affected Product within **** after receipt by Client of Patheon’s fee adjustment request, then ****. The revised fee shall be effective with respect to any Product ordered after the end of the then current **** or the date set forth in Section 4.1 of this Agreement, as applicable. For the sake of clarity, the revised fee shall not affect any Product ordered before the end of the then current **** or the date set forth in Section 4.1 of this Agreement, as applicable, even if such Product has not yet been delivered by the date of the fee change. An example of price adjustments under this Section 4.2 is shown in Schedule L.
4.3Price Adjustments – Current Year Pricing.
During any Year of this Agreement, the fees set out in Schedule B shall be subject to adjustment in accordance with the following:
(a)Minimum Order Quantity. Subject to and without limiting Section 5.3, if at any time and from time to time Patheon or Client determines, acting reasonably and based on the forecasts and Firm Orders received from the Client, that the current Minimum Order Quantity (if applicable) listed in Schedule B for each specific Product strength will either not be met or will be exceeded (i.e., the actual Minimum Order Quantity and the costs of such variations, exceed the range of such value(s) provided in the tables in Schedule B), then Patheon or Client shall be entitled to request an adjustment to the fee for Manufacturing in respect of that Product to reflect the increased or decreased costs that Patheon will incur as a result of the increased or reduced volumes beyond the range of such values provided in the tables in Schedule B. To the extent that the fee for Manufacturing in respect of a Product has been previously adjusted pursuant to this clause (a) to reflect reduced volumes or increased volumes, the adjustment provided in this clause (a) shall operate based on the fees attributed to such Product at the time the last of such adjustments were made.
Extraordinary Increase or Decrease in Component Costs. If at any time market conditions result in Patheon's Components costs being *** than normal forecasted increases or decreases, then Patheon or Client shall be entitled

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to an adjustment to the fee for Manufacturing in respect of any affected Product solely to compensate it for such increased or decreased Components costs that may be justified by reasonable documentation, provided that to the extent such documents are subject to obligations of confidentiality between Patheon and its suppliers, Patheon shall make such documents available, subject to the confidentiality obligations provided in this Agreement, to a third party designated by Client and approved by Patheon (such approval not to be unreasonably withheld or delayed) at Patheon’s facility for the purpose of allowing such third party to confirm that the fee adjustments proposed by Patheon are justified. For the purposes of this clause (b), changes materially greater than normal forecasted increases or decreases shall be considered to have occurred only if: (i) ****; or (ii) ****. To the extent that Component costs have been previously adjusted pursuant to clause (a) of Section 4.2 or this clause (b) to reflect an increase or decrease in the cost of one or more Components, the adjustments provided for in (i) and (ii) above shall operate based on the costs attributed to such Components at the time the last of such adjustments were made.
In connection with a fee adjustment request pursuant to this Section 4.3, Patheon shall deliver to the Client a revised Schedule B and such budgetary pricing information or other documentation reasonably sufficient to demonstrate that an increase or decrease in fee adjustment is justified (and/or upon the reasonable request of Client, such budgetary pricing information or other documentation reasonably sufficient to demonstrate to Client that a decrease in the fee adjustment is not justified), provided that to the extent such documents are subject to obligations of confidentiality between Patheon and its suppliers, Patheon shall make such documents available, subject to the confidentiality obligations provided in this Agreement, to a third party designated by Client and approved by Patheon (such approval not to be unreasonably withheld or delayed) at Patheon’s facility for the purpose of allowing such third party to confirm that the fee adjustments proposed by Patheon are justified. Upon delivery of such a request, each of the Client and Patheon shall forthwith use all reasonable efforts to agree on a revised fee for the Manufacturing in respect of each affected Product and Schedule B shall be amended accordingly. If the parties are unable to agree on a revised fee for the Manufacturing in respect of each affected Product within **** after receipt by Client of Patheon’s fee adjustment request, then ****.

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Patheon will use commercially reasonable efforts to ensure that the increases in cost of Components and Bill Back Items will not be materially greater than normal forecasted increases.
4.4Adjustments Due to Technical Changes.
Amendments to the Specifications or the Quality Agreement requested by the Client will only be implemented following a good faith technical and cost review by Patheon and are subject to the Client and Patheon reaching agreement in writing as to revisions, if any, to the fees specified in Schedules B or C necessitated by any such amendment. Amendments to the Specifications, the Quality Agreement or the Manufacturing Site or any material deviations from the assumptions specified in Schedule B requested by Patheon will only be implemented following the written approval of Client, such approval not to be unreasonably withheld. If the Client accepts the proposed fee change (if any), the proposed change in the Specifications or the Quality Agreement requested by Client shall be implemented, and the fee change shall become effective only with respect to those orders of Products that are manufactured in accordance with the revised Specifications or Quality Agreement. In addition, the Client agrees ****. If the parties are unable to agree on what costs incurred by Patheon are reasonable, then the parties shall resolve such issue in accordance with Section 12.1 Open purchase orders for Components and Bill Back Items no longer required under any revised Specifications or Quality Agreement that were placed by Patheon with suppliers in order to fill Firm Orders or in accordance with Section 5.2 shall be cancelled or used in connection with other Patheon services where possible, and where such orders are not subject to cancellation without penalty or cannot be used in connection with other Patheon services, Client shall pay to Patheon ****.
4.5Multi-Country Packaging Requirements.
Prices in Schedule B are for bulk or packaged (with Primary and Secondary Packaging Components and/or Printed Packaging Components, as applicable) Product(s). Should Client wish to have Patheon provide Manufacturing in respect of the Product in

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additional packaging formats, Patheon shall, in good faith, prepare a quotation for consideration by the Client of the additional Primary and Secondary Packaging Component costs and Printed Packaging Components costs, if any, and the change over fees for the Product. The agreed additional packaging requirements and related packaging costs and change over fees shall be set out in a written amendment to this Agreement mutually agreed upon by the parties.
4.6Improvement of Manufacturing Efficiency.
EACH OF PATHEON AND THE CLIENT SHALL USE ITS REASONABLE EFFORTS TO IMPROVE PRODUCT MANUFACTURING EFFICIENCY, WHEN AND WHERE POSSIBLE, DURING THE TERM OF THIS AGREEMENT. ANY COST SAVINGS RESULTING IN WHOLE OR IN PART FROM CONTRIBUTIONS BY THE CLIENT SHALL BE ****.
ARTICLE 5
ORDERS, SHIPMENT, INVOICING, PAYMENT
5.1Orders and Forecasts.
(a)Rolling Forecasts. Concurrent with the execution of this Agreement, the Client shall provide Patheon with a written **** forecast of the volume of each Product that the Client then anticipates will be required to be produced and delivered to the Client during ***. Such forecast will be updated by the Client **** on or before the **** of **** on a ****, and the Client shall use commercially reasonable efforts to update such forecast forthwith if the Client determines that the volumes contemplated in the most recent of such forecasts for the next **** has changed by more than ****. The most recent **** forecast shall prevail.
(b)Firm Orders. On or before the **** of each ****, the Client shall issue a firm written order ("Firm Order") for Manufacturing in respect of the Products to be produced and released to the Client on one (1) or more dates not less than **** from the first day of the calendar month immediately following the date that the Firm Order is submitted (each, a “Delivery Date”). For clarity, Products will be placed at Client’s disposal for collection by Client’s carrier on the date of release by Patheon Quality Control. Such date of Patheon Quality Control release shall be deemed to be the Delivery Date. Such Firm Orders submitted to Patheon shall specify the Client's Manufacturing purchase order number, quantities by Product type, monthly delivery schedule, shipment location and any other elements necessary to ensure the timely production and shipment of the Products. The quantities of Products ordered in such Firm Orders shall be ****. In the event that Client cancels

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any or part of a Firm Order, Client shall be responsible for **** of such cancelled part of a Firm Order, provided that if Client informs Patheon at any time during the **** of this Agreement, at **** prior to the commencement of dispensing, that it would like to cancel any or part of such Firm Order, then ****. Patheon shall indicate its acceptance of Firm Orders for the Product by promptly acknowledging acceptance of each Firm Order in writing within **** of its receipt; each such acceptance shall include, subject to Client confirmation, the Delivery Date for the Product ordered. The agreed upon Delivery Date may be amended from time to time by written agreement of the parties, with the newly agreed upon date becoming the new Delivery Date. For the avoidance of doubt, Patheon will accept all Firm Orders submitted by the Client for Product so long as ****. All Firm Orders will be deemed to incorporate all of the terms and conditions in this Agreement.
(c)**** Forecast. On or before the **** of **** of ****, the Client shall provide Patheon with a written **** forecast (broken down by ****) of the volume of each Product the Client then anticipates will be required to be produced and delivered to the Client during the ****.
5.2Reliance by Patheon.
(a)    The Client understands and acknowledges that Patheon will rely on the Firm Orders and rolling forecasts submitted pursuant to Sections 5.1(a) and (b) in ordering the Components required to meet such Firm Orders. In addition, the Client understands that to ensure an orderly supply of such Components and/or to achieve economies of scale in costs, it may be necessary for Patheon to purchase such Components in sufficient volumes to meet the production requirements for Products during part of the forecasted periods referred to in Section 5.1(a) or to meet the production requirements of any longer period agreed to in writing by Patheon and the Client. Accordingly, the Client authorizes Patheon to purchase Components in order to satisfy the Manufacturing requirements for Products for the **** contemplated in the most recent forecast provided by the Client pursuant to Section 5.1(a)

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or in order to satisfy the vendor’s minimum order quantity for such Components, whichever is greater, and agrees that Patheon may make such other purchases of Components to meet Manufacturing requirements during such longer periods as may be agreed to in writing from time to time by the Client at the request of Patheon or the Client. If Components ordered by Patheon pursuant to Firm Orders or this Section 5.2 are not included in finished Products manufactured for the Client within **** after the forecasted month in respect of which such purchases have been made (or such longer period as the parties may agree) or if such Components have expired during such period, then the Client shall pay to Patheon ****. If the parties are unable to agree on what costs incurred by Patheon are reasonable, then the parties shall resolve such issue in accordance with Section 12.1 Patheon shall use commercially reasonable efforts to use such Components in connection with third party clients. Patheon shall be responsible for obtaining material safety data sheets (“MSDS”) and certificates of analysis or compliance of all Raw Materials purchased by Patheon pursuant to this Agreement. The MSDS and certificates of analysis or compliance will be used to establish conformance of the Raw Materials to the Specifications and to advise Patheon as to any safety or special handling requirements related to the Raw Materials.
(b)    Patheon shall provide Client, initially upon execution of this Agreement and thereafter on an annual basis, with a listing of all components which are unique to the Client, which Patheon anticipates purchasing pursuant to the terms of this Agreement (in accordance with rolling forecasts and Firm Orders as per Section 5.2(a)) (the “Exclusive Component Purchasing Summary”). The Exclusive Component Purchasing Summary shall indicate which components have a limited shelf-life and that are subject to minimum order quantities as specified by the supplier.
5.3Minimum Orders.
Patheon will only Manufacture Products in multiples of the Minimum Order Quantities as set out in Schedule B. Notwithstanding the foregoing, the parties acknowledge and agree that ****

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****. With respect to Product supplied, after the **** following release by Patheon of the respective batch from which the Product has been supplied (such release date to be notified by Patheon to the Client promptly following the release), the Client shall pay Patheon **** per pallet per month thereafter for the time that Patheon is required to store any Surplus New Product on behalf of the Client. If Surplus New Product requires refrigeration, then the applicable storage fee will be **** per pallet per month for the time that Patheon is required to store such Surplus New Product on behalf of the Client. Storage fees are subject to a ****. Patheon shall provide the Client with an annual invoice setting forth the cumulative storage fees associated with any Surplus New Product.
Subject to the paragraph immediately below, the Client shall use commercially reasonable efforts to place Firm Orders with Patheon in a timely manner to ensure that Surplus New Product can be packaged or shipped in compliance with the required levels of remaining shelf life as indicated in this Agreement. In the event that the Client does not place Firm Orders in a timely manner with the direct result that Surplus New Product cannot be supplied in accordance with the shelf life, and in the event that the Client will not accept the Product with less than the required remaining shelf life, then the Client ****.
Without prejudice to any other rights and obligations that Patheon may have under the Agreement, Patheon will use commercially reasonable efforts to manage its inventory so that such Surplus New Product can be supplied in accordance with the terms of the Agreement for future Firm Orders placed by the Client and to manage its inventory of Surplus New Product to comply with the requirements regarding shelf life mentioned above. In the event that the Client places a purchase order with Patheon and the difference between the amount of new Product ordered and the amount of Surplus New Product that Patheon has on stock is more or less than ****, then Patheon shall immediately inform the Client and provide the Client with an opportunity to modify such purchase order.
5.4Shipments.
Shipments of Products shall be made ****, unless otherwise mutually agreed in writing. Risk of loss or of damage to Products shall remain with **** at which time risk of loss or damage (and title to such Products) shall transfer to ****. **** shall, in accordance with ****, (i) arrange for shipping to be paid by the Client and (ii) at **** risk and expense, obtain any export license or other official authorization necessary to export the Products. **** shall arrange for insurance and shall select the freight carrier to be used by **** to ship Products and may

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monitor **** shipping and freight practices as they pertain to this Agreement. Products shall be packaged for transport and transported in accordance with the Specifications, and temperature monitors (as mutually agreed upon by the parties) will be included with each shipment of Products. The residual shelf life of the Product must be at least **** following release of the Product by Patheon.
5.5On Time Delivery
(a)Patheon shall ****. Patheon and the Client understand that there may be uncertainties and necessary adjustments associated with any initial manufacturing period and the parties agree that they will work together closely to expedite deliveries and manage the scheduling of the initial Product launch.

(b)If subsequent to the creation of a delivery plan, Patheon is unable to supply the Client with the quantity of Product ordered pursuant to the Firm Order within **** following the Delivery Date and ****, then that inability to supply will constitute a late delivery of Product (“Late Delivery”), and the Client ****. If the parties mutually agree in writing to change the Delivery Date for any reason then that new date becomes the Delivery Date.
**** In no event shall the Late Delivery ****. Patheon acknowledges that ****.
No credit for Late Delivery will occur in the event the Late Delivery is caused by a Force Majeure Event (as defined below) or by other events outside of Patheon’s reasonable control, including, but not limited to, delays in: ****. Additionally, on time delivery credits provided for in this Section are only available to Client if ****.
(c)Upon the written request of Client, Patheon shall agree to assist, at Client’s cost, in ****

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****. Patheon shall ensure that it has enforceable written agreements with its approved subcontractors ****. Upon Client’s request, Patheon shall immediately co-operate with Client to ****.

Notwithstanding the foregoing, ****.

Client shall not be liable to pay the direct costs incurred by Patheon and/or any approved subcontractor in assisting and/or supporting the respective ****. All such reasonable costs shall be borne by Patheon and/or its approved subcontractors.
5.6Invoices and Payment.
Invoices shall be sent by fax or email to such fax number or email address as may be provided by the Client in writing from time to time. Such invoices for Products may only be sent **** (with respect to which such invoices apply) in accordance with the Quality Agreement, and such invoices shall reflect any outstanding credit amounts owed under this Agreement by Patheon to Client. Patheon shall also submit to the Client, with each shipment of Products, a duplicate copy of the invoice covering such shipment. Patheon shall also provide the Client with an invoice covering any Component which has been purchased by Patheon pursuant to the terms of this Agreement and which has not been used in accordance with the terms of this Agreement. Patheon will include sufficient details in all such invoices to enable identification of such Component. Each such invoice shall, to the extent applicable, identify the Client’s Manufacturing purchase order number, Product numbers, names and quantities, unit price, freight charges and the total amount to be remitted by the Client (after taking into account any outstanding credit amounts owed under this Agreement by Patheon to Client). The Client shall pay all undisputed amounts in such invoices within **** of the date thereof provided, however, that payment will only be for ****.

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5.7Inventory Reports.
Patheon hereby agrees to provide to the Client a monthly inventory statement at the end of each calendar month of this Agreement setting out as a minimum the amount of Active Materials and Product (in bulk and finished form) that Patheon is holding in stock at the Manufacturing Site.
ARTICLE 6
PRODUCT CLAIMS AND RECALLS
6.1Product Claims.
(a)Product Claims. The Client has the right to reject any portion of any shipment of Products that deviates from the **** any remainder of such shipment. The Client shall inspect the Products manufactured by Patheon upon receipt thereof and shall give Patheon written notice (a "Deficiency Notice") of all claims for Products that deviate from the **** within **** after the Client’s receipt thereof (or, in the case of any defects not reasonably susceptible to discovery upon receipt of the Product, within **** after discovery thereof by the Client, but in no event after the expiration date of the Product). Should the Client fail to provide Patheon with the Deficiency Notice within the applicable period, then the delivery shall be deemed to have been accepted by the Client on the **** after delivery or **** after discovery, as applicable. Except as otherwise provided in this Agreement, Patheon shall have no liability for any deviations for which it has not received notice within the applicable period. For the sake of clarity, if the Client does not provide a Deficiency Notice within **** after Client’s receipt of the applicable Product, but instead provides a Deficiency Notice within **** after discovery of a defect not reasonably susceptible to discovery upon receipt of the Product, then Client retains its rights and remedies with respect to the defective Product.
(b)Determination of Deficiency. Upon receipt of a Deficiency Notice, Patheon shall have **** to advise the Client by notice in writing that it disagrees with the contents of such Deficiency Notice. If the Client and Patheon fail, after good faith discussions, to agree within **** after Patheon's notice to the Client as to whether any Products identified in the Deficiency Notice deviate from the Specifications or cGMPs, then the parties shall mutually select an independent laboratory to evaluate if the Products deviate from ****. Such evaluation shall be binding on the parties, and if such evaluation certifies that any Products deviate from ****, the Client may reject those Products in the manner contemplated in this Section 6.1. If such evaluation does not so certify in respect of any such Products, then the Client shall be deemed to have accepted delivery of such Products on the **** after delivery (or, in the case of any defects not reasonably susceptible to discovery upon receipt of the Product, on the ****

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after discovery thereof by the Client, but in no event after the expiration date of the Product). The decision of the laboratory shall be binding on the parties, and the party that the decision disfavours shall bear the costs charged by such laboratory in connection with its decision.
(c)    Shortages. Claims for shortages in the amount of Products shipped by Patheon shall be dealt with as may reasonably be agreed to by the parties.
6.2Product Recalls and Returns.
(a)Records and Notice. **** shall each maintain such records as may be necessary to permit a Recall (as defined below) of any Products delivered to the Client or customers of the Client. **** shall promptly notify **** by telephone (to be confirmed in writing) of any information which is reasonably likely to adversely affect the marketability, safety or effectiveness of the Products in a material manner and/or which might result in the Recall or seizure of the Products. Upon receiving any such notice or upon any such discovery, **** shall cease and desist from further shipments of such Products in its possession or control until a decision has been made whether a Recall or some other corrective action is necessary. The decision to initiate a Recall or to take some other corrective action, if any, shall be made and implemented by ****. "Recall" shall mean any action (i) by the Client to recover title to or possession of quantities of the Products sold or shipped to third parties (including, without limitation, the voluntary withdrawal of Products from the market); or (ii) by any regulatory authorities to detain or destroy any of the Products. Recall shall also include any action by either party to refrain from selling or shipping quantities of the Products to third parties which would have been subject to a Recall if sold or shipped.
(b)Recalls. In the event (i) any governmental or regulatory authority issues a directive, order or, following the issuance of a safety warning or alert with respect to a Product, a written request that any Product be Recalled, (ii) a court of competent jurisdiction orders such a Recall, or (iii) **** determines that any Product should be Recalled or that a "dear doctor" letter is required relating to the restrictions on the use of any Product, Patheon will co-operate as reasonably required by the Client, having regard to all applicable laws and regulations.
(c)Product Returns. **** shall have the responsibility for handling customer returns of the Products. **** shall provide **** with such assistance as **** may reasonably require to handle such returns.
6.3Patheon’s Responsibility for Defective and Recalled Products.
(a)Defective Product. In the event the Client rejects Products in accordance with Section 6.1 and the deviation is determined to have arisen from Patheon’s failure to provide the Manufacturing in accordance with ****, Patheon shall promptly, ****

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****. For greater certainty, Patheon’s responsibility for ****.
(b)Recalled Product. To the extent that a Recall results from, or arises out of, a failure by Patheon to provide the Manufacturing in accordance with ****, Patheon shall be responsible for ****. For greater certainty, Patheon’s responsibility for ****. In the event that Patheon is unable to replace the Recalled Products, then the Client may request Patheon to ****. In all other circumstances, Recalls shall be made at the Client's cost and expense. Notwithstanding anything to the contrary in this Agreement, PATHEON shall only be required to ****. The quantity of Active Materials contained in Product described above shall be included in the Quantity Dispensed but not in the Quantity Converted for purposes of determining the Shortfall.
(c)Patheon shall have no obligation for any deficiencies in, or other liabilities associated with, any Product manufactured by it (collectively, “Product Claims”) to the extent such Product Claim ****

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****.
6.4Disposition of Defective or Recalled Products.
    The Client shall not dispose of any damaged, defective, returned or Recalled Products in relation to which it intends to assert a claim against Patheon without Patheon’s prior written authorization to do so. Alternatively, Patheon may instruct the Client to return such Products to Patheon. Patheon shall bear the cost of disposition with respect to any damaged, defective, returned or Recalled Products in relation to which it bears responsibility under Section 6.3 hereof. In all other circumstances, the Client shall bear the cost of disposition, including all applicable fees for Manufacturing, with respect to any damaged, defective, returned or Recalled Products.
6.5Customer Questions and Complaints.
The Client shall have the sole responsibility for responding to questions and complaints from the Client's customers. Questions or complaints received by Patheon from the Client's customers shall be promptly referred to the Client. Patheon shall cooperate as reasonably required to allow the Client to determine the cause of and resolve any customer questions and complaints. Such assistance shall include follow-up investigations, including testing. In addition, Patheon shall promptly provide the Client with all mutually agreed upon information that will enable the Client to respond properly to questions or complaints relating to the Products as provided in the Quality Agreement. Unless it is determined that the cause of any customer complaint resulted from a failure by Patheon to provide the Manufacturing in accordance with ****.
6.6****.
    ****.

ARTICLE 7
CO-OPERATION
7.1Quarterly Review.
    Each party shall forthwith upon execution of this Agreement appoint one of its employees to be a relationship manager responsible for liaison between the parties. The relationship managers shall meet not less than **** to review the current status of the

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business relationship and manage any issues that have arisen. Each party may replace its relationship manager at any time and will fill a vacancy for its relationship manager as soon as reasonably practicable. Each party shall promptly notify the other party of any substitution of another person as its relationship manager. Each party’s relationship manager shall be available throughout the term of this Agreement to answer any reasonable questions from the other party’s relationship manager.
7.2Governmental Agencies.
Client may communicate with any governmental agency, including but not limited to governmental agencies responsible for granting regulatory approval for the Products, regarding Product specific issues. Subject to Section 7.8, Patheon may communicate with any governmental agency, including but not limited to governmental agencies responsible for granting regulatory approval for the Products, regarding Product specific issues, if ****.
7.3Records and Accounting by Patheon.
Patheon shall keep records of the Manufacture, testing and shipping of the Products, and retain samples of such Products as are necessary to comply with manufacturing regulatory requirements applicable to Patheon, as well as to assist with resolving Product complaints and other similar investigations. Copies of such records and samples shall be retained for a period of **** following the date of Product expiry, or longer if required by law, at which time the Client will be contacted in writing concerning the delivery and destruction of such documents and/or Products, ****. The Client is responsible for retaining samples of the Products necessary to comply with the legal/regulatory requirements applicable to the Client.
7.4Inspection.
During the term of this Agreement and for **** thereafter, or alternatively the period of time less than **** in which Patheon is required to keep reports and records pursuant to Section 7.3, the Client may inspect Patheon reports and records relating to this Agreement, including without limitation relating to the invoices issued hereunder, during normal business hours and with reasonable advance notice, provided a Patheon representative is present during any such inspection.
7.5Access.
Patheon shall provide the Client with reasonable access at mutually agreeable times (as discussed in good faith) to the areas of the Manufacturing Site in which the

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Products are manufactured, stored, handled or shipped in order to permit the Client's verification of the performance of the Manufacturing in accordance with the Specifications, cGMPs, Applicable Laws, the Quality Agreement and other Technical Information and this Agreement. For greater certainty, the right of access provided in this Section 7.5 shall not include a right to access or inspect Patheon’s financial records.
7.6Notification of Regulatory Inspections.
In accordance with applicable laws and regulations governing regulatory inspections, and without waiving any rights and protections afforded Patheon under such laws and regulations, Patheon shall permit authorized representatives of relevant regulatory authorities, including the FDA, to inspect any plant and production facilities (including the Manufacturing Site) relating to or used in connection with the Manufacturing and/or the Product. Patheon shall notify the Client within **** of any inspections by any governmental agency that may bear directly on the Products. ****.
7.7Reports.
Patheon will supply on an annual basis or as requested by Client at any other time all Product data in its control, including release test results, complaint test results, and all investigations (in manufacturing, testing and storage), that the Client reasonably requires in order to complete any filing under any applicable regulatory regime, including any Annual Report that the Client is required to file with the FDA. All rights, title and interest in any and all data related to Product that is generated or derived by Patheon in the course of performing the Manufacturing shall be the exclusive property of Client (and the confidential information of ****). **** hereby makes, and agrees to make, any and all assignments necessary to effect, exclusively and throughout the world, the ownership by **** of such data. **** shall, and shall cause its employees and contractors to, fully cooperate with and sign any documents reasonably requested by **** to evidence, perfect or take any other action with respect to such assignments or to obtain protection, maintain or take any other action regarding such assigned data.
7.8    FDA Filings
(a)Regulatory Authority. The Client shall have the sole responsibility for filing all documents with all Regulatory Authorities and taking any other actions that may be required for the receipt and/or maintenance of Regulatory Authority approval for the commercial Manufacture of the Products. Patheon shall assist the Client, as is reasonable, to obtain Regulatory Authority approval for the commercial Manufacture of all Products as quickly as reasonably possible.

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(b)Verification of Data. At least **** prior to filing any documents with any Regulatory Authority that incorporate data generated by Patheon, the Client shall ****.

(c)Verification of CMC. At least **** prior to filing with any Regulatory Authority any documentation which is or is equivalent to the FDA’s Chemistry and Manufacturing Controls (“CMC”) related to any Marketing Authorization, such as a New Drug Application or Abbreviated New Drug Application, the Client shall ****.

(d)Deficiencies. If in Patheon’s sole discretion, acting reasonably, Patheon determines that any of the information provided by the Client in accordance with paragraphs (b) and (c) above is inaccurate or deficient in any manner whatsoever, and Patheon reasonably believes that Patheon’s standing with regulatory authorities may be jeopardized thereby (the "Deficiencies"), Patheon shall notify the Client in writing of such Deficiencies promptly but in no event less than **** prior to Client’s applicable scheduled filing with the Regulatory Authority. The parties shall work together in good faith to have such Deficiencies resolved prior to any pre-approval inspection.

ARTICLE 8
TERM AND TERMINATION

8.1Initial Term.
This Agreement shall become effective as of the Effective Date and shall continue for five (5) years following the Effective Date (the "Initial Term"), unless terminated earlier by one of the parties in accordance herewith. This Agreement shall automatically continue after the Initial Term for successive terms of one (1) year each unless either party gives written notice to the other party of its intention to terminate this Agreement at least twelve (12) months prior to the end of the then current term.
8.2Termination.
(a)Either party at its sole option may terminate this Agreement as a whole or on a country-by-country basis upon written notice in circumstances where the other party has failed to remedy a material breach of any of its representations, warranties or other

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obligations under this Agreement within **** following receipt of a written notice (the "Remediation Period") of said breach that expressly states that it is a notice under this Section 8.2(a) (a "Breach Notice").
(b)Either party at its sole option may immediately terminate this Agreement upon written notice, but without prior advance notice, to the other party in the event that: (i) the other party is declared insolvent or bankrupt by a court of competent jurisdiction; (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by such other party; or (iii) this Agreement is assigned by such other party for the benefit of creditors.
(c)The Client may terminate this Agreement as to any Product or on a country-by-country basis upon **** prior written notice in the event that any governmental agency takes any action, or raises any objection, that prevents the Client from importing, exporting, purchasing or selling such Product.
(d)Patheon may terminate this Agreement upon **** prior written notice if the Client assigns pursuant to Section 13.6 any of its rights under this Agreement to an assignee that, in the opinion of Patheon acting reasonably, is: (i) not a credit worthy substitute for the Client; or (ii) a competitor of Patheon, where a “competitor of Patheon” means a corporation which (a) specializes in the business of manufacturing pharmaceutical products for third parties and (b) does not directly or indirectly own or market pharmaceutical products in its own name.
(e)A party may terminate this Agreement when permitted pursuant to Section 13.7.
(f)The Client may terminate this Agreement as a whole or on a country-by-country basis due to Client’s discontinuation of the development of Product manufactured at the Manufacturing Site, upon written notice delivered at least **** prior to such discontinuation.
(g)The Client may, upon the completion of **** of this Agreement, terminate this Agreement as a whole or with respect to a particular countr(ies) at any time, for any or no reason, upon **** notice to Patheon, provided ****. The Client may, upon the completion of **** of this Agreement, terminate this Agreement as a whole or with respect to a particular country(ies) at any time, for any or no reason, upon ****.

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8.3Obligations on Termination.
If this Agreement expires or is terminated in whole for any reason, then following the expiration or termination of this Agreement, or the end of the Wind-Down Period, if applicable (in addition to any other remedies either party may have in the event of default by the other party):
(a)the Client shall take delivery of and pay for (in accordance with Section 5.6) all undelivered Products that are manufactured and/or packaged pursuant to a Firm Order, at the price in effect at the time the Firm Order was placed.
(b)the Client shall purchase, at Patheon's cost ****, the remaining Components which were purchased by Patheon in contemplation of filling Firm Orders or in accordance with Section 5.2 prior to notice of termination being given to the extent that such Components cannot be returned or used to produce product for another client; and (ii) all remaining work-in-process produced by Patheon in contemplation of filling Firm Orders prior to notice of termination being given. If the parties are unable to agree on what costs incurred by Patheon are reasonable, then the parties shall resolve such issue in accordance with Section 12.1
(c)the Client acknowledges that no competitor of Patheon (as defined in Section 8.2(d)) shall be permitted access to the Manufacturing Site.
(d)Client will make commercially reasonable efforts, at its own expense but with Patheon’s reasonable cooperation, to remove from Patheon site(s), within ****, all of Client’s Components, Active Materials and supplies, undelivered Product and works-in-progress, chattels, equipment or other moveable property owned by Client, related to the Agreement and located at a Patheon site or that is otherwise under Patheon’s care and control (“Client Property”). If Client fails to remove the Client Property within **** following the termination or expiration of the Agreement (or following the end of the Wind-Down Period, if applicable), Client will pay Patheon **** per pallet, per month, one pallet minimum (**** per pallet, per month, one pallet minimum, for any of the Client Property that contains controlled substances or requires refrigeration) thereafter for storing the Client Property and will assume any third party storage charges invoiced to Patheon regarding the Client Property. Patheon will invoice Client for the storage charges as set forth in Section 5.6 of this Agreement.
If this Agreement expires or is terminated in whole for any reason, then (in addition to any other remedies the Client may have in the event of default by Patheon), Patheon shall

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return to the Client all Client Property (with shipping and related expenses, if any, to be borne by the Client), following such expiration or termination or the end of the Wind-Down Period, if applicable.
In addition, for a period of **** after the termination or expiration of this Agreement (the “Wind-Down Period”), Client may continue to order Manufacturing, and Patheon shall continue to provide Manufacturing in accordance with such orders from Client (if any), in each case subject to the terms and conditions of this Agreement. In the event of termination by Patheon pursuant to Section 8.2(a) due to Client’s failure to pay undisputed amounts, Patheon may require that Client pay such amounts before filling any Firm Orders and may require that Client pre-pay for any Manufacturing provided during the Wind-Down Period. Furthermore, upon reasonable request by Client, Patheon will use commercially reasonable and good faith efforts to discuss with Client and come to an agreement with Client with respect to the terms for the performance of other transition services that are reasonably requested by Client.
Without limiting the foregoing, upon termination of this Agreement by Client pursuant to sections 8.1, 8.2 (a) or (b) or 13.7, Client shall have the right, where applicable, to ****. In such circumstances, Patheon and its affiliates will co-operate, and use its commercially reasonable efforts to cause its approved subcontractors to co-operate, in good faith with Client to ****. Any termination or expiration of this Agreement shall not affect any outstanding obligations or payments due hereunder prior to such termination or expiration, nor shall it prejudice any other remedies that the parties may have under this Agreement. For greater certainty, termination of this Agreement for any reason shall not affect the obligations and responsibilities of the parties pursuant to Articles 6, 8, 9, 10, 11, 12 and 13 and Sections 1.1, 7.3, 7.4, 7.5, 7.6 and 7.7, all of which survive any termination.
ARTICLE 9
REPRESENTATIONS, WARRANTIES AND COVENANTS
9.1Authority.
Each party covenants, represents and warrants that (i) it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder and (ii) it is a corporation duly organized, validly existing and in good standing under the laws of its incorporating jurisdiction and has all requisite power and authority to enter into this Agreement.
9.2Client Warranties.
The Client covenants, represents and warrants that, to the Client’s knowledge as of the Effective Date:

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(a)the provision of the Manufacturing by Patheon solely in respect of any Product pursuant to this Agreement as directed in the new drug application for the Product that was approved by the U.S. Food and Drug Administration or use or other disposition of any Product by Patheon as may be required to perform its obligations under this Agreement does not and will not infringe any Third Party Rights;
(b)there are no actions or other legal proceedings in the Territory, the subject of which is the infringement of Third Party Rights related to any of the Specifications, or the bulk Product or any of the Active Materials provided by the Client to Patheon, or the sale, use or other disposition of any Product Manufactured in accordance with the Specifications; and
(c)the Products, if labelled and Manufactured in accordance with the Specifications and in compliance with applicable cGMPs, Applicable Laws, the Quality Agreement and other Technical Information and this Agreement (i) may be lawfully sold and distributed in every jurisdiction in which the Client has Regulatory Authority approval to market such Products, (ii) ****, and (iii) will be safe for human consumption as directed on the approved labelling for such Products.
In addition, Client covenants, represents and warrants that:
(i)the Specifications for each of the Products are its or its Affiliate's property or licensed to the Client and that the Client may lawfully disclose the Specifications to Patheon;
(ii)to the Client’s knowledge as of the Effective Date, any Intellectual Property provided by the Client to Patheon in connection with the provision of the Manufacturing according to the Specifications (i) is the Client’s or its Affiliate's unencumbered property or is licensed to the Client, (ii) may be lawfully used as directed by the Client, and (iii) to the Client’s knowledge as of the Effective Date, such use does not infringe and will not infringe any Third Party Rights; and

(iii)the Specifications for all Products, as provided by the Client to Patheon, conform to all applicable cGMPs and Applicable Laws.

9.3Patheon Warranties.
    Patheon covenants, represents and warrants that to Patheon’s knowledge as of the Effective Date:
(a)any Intellectual Property owned by Patheon and utilized by Patheon in connection with the provision of the Manufacturing which has not been

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provided by Client or used at the direction of Client, (i) is Patheon’s or its Affiliate's unencumbered property, (ii) may be lawfully used by Patheon and (iii) does not infringe and will not infringe any Third Party Rights;

(b)it and its Manufacturing Site are in compliance with all laws and regulations applicable to their operations, including, without limitation, cGMPs and Applicable Laws;

(c)all Patheon personnel are fully qualified (by education, training and experience) to properly perform their tasks under this Agreement.

In addition, Patheon covenants, represents and warrants that:

(i)it shall perform the Manufacturing in accordance with the Specifications, cGMPs, Applicable Laws, the Quality Agreement and other Technical Information and this Agreement;
(ii)it will convey good title to the Product, free of all liens of any kind whatsoever; and
(iii)the Products, when delivered to Client, will be Manufactured according to the Specifications. For the sake of clarity, if Patheon performs any additional steps not specified in the Specifications in Manufacturing Products (e.g., by adding one or more additional components to the Products that are not specified in the Specifications), then Patheon will be deemed to have failed to Manufacture such Products in accordance with the Specifications.

The warranties provided in (i), (ii) and (iii) above shall survive inspection, test, acceptance and use of the Product.
9.4Debarred Persons.
    Patheon covenants that it will not in the performance of its obligations under this Agreement use the services of any person debarred or suspended under 21 U.S.C. §335(a) or (b) or by Health Canada or any comparable European regulatory authority. Patheon represents that it does not currently have, and covenants that it will not hire, as an officer, an employee or an independent contractor in connection with the Manufacturing any person who has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the Federal Food, Drug, and Cosmetic Act (United States) or any comparable Canadian or European law. If Patheon becomes aware of any breaches of this Section, it will promptly notify the Client.
9.5Permits.
Patheon shall maintain at all relevant times all governmental permits, licenses, approvals, and authorities to the extent required to enable it lawfully to properly perform the Manufacturing. The Client shall be solely responsible for obtaining or maintaining, on a timely basis, any permits or other regulatory approvals in respect of the Products or the Specifications, including, without limitation, all marketing and post-marketing approvals.
9.6No Warranty.

EXCEPT AS OTHERWISE PROVIDED HEREIN, NEITHER PATHEON NOR CLIENT MAKES ANY WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, BY FACT OR LAW, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. PATHEON MAKES NO IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF MERCHANTABILITY WITH RESPECT TO THE PRODUCTS. THE CLIENT MAKES NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF MERCHANTABILITY WITH RESPECT TO THE ACTIVE MATERIALS OR COMPONENTS PROVIDED BY THE CLIENT TO PATHEON.
ARTICLE 10
REMEDIES AND INDEMNITIES
10.1Consequential Damages.
To the maximum extent permitted by applicable law, except with respect to ****, under no circumstances whatsoever shall **** be liable to the other hereunder in contract, tort, negligence, breach of statutory duty or otherwise for any indirect, punitive, incidental, reliance, special, exemplary or consequential damages, including without limitation direct or indirect loss of profits, of production, of anticipated savings, of business or goodwill, regardless of any notice of the possibility of such damages.
10.2Limitation of Liability.
(a)Active Materials. Except as expressly set forth in Section 2.2 hereof and this Section 10.2, under no circumstances whatsoever shall Patheon be responsible for any loss or damage to the Active Materials. ****.
(b)Maximum Liability. To the maximum extent permitted by applicable law, except with respect to breaches of confidentiality, Patheon’s obligations under Article 6 and amounts owed to **** maximum liability per Year under this Agreement for any reason whatsoever, including, without limitation, any liability arising under Article 6 hereof or resulting from a breach of its representations, warranties or other obligations under this Agreement, shall not exceed the greater of (i) ****

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**** and (ii) **** of the total fees paid under this Agreement by Client to Patheon in such Year, up to a maximum value of t**** in the aggregate.

10.3Patheon.

Patheon agrees to defend, indemnify and hold the Client, its Affiliates and their respective officers, employees and agents harmless against any and all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties (other than Affiliates) resulting from, or relating to ****.
In the event of a claim, the Client shall: (a) promptly notify Patheon of any such claim; (b) use commercially reasonable efforts to mitigate the effects of such claim; (c) reasonably cooperate with Patheon in the defence of such claim; and (d) permit Patheon to control the defence and settlement of such claim, each at Patheon's cost and expense, provided that any settlement of such claim that does not contain an unconditional release of an indemnitee will require the prior written consent of such indemnitee, which such consent will not be unreasonably withheld.
10.4Client.
The Client agrees to defend, indemnify and hold Patheon, its Affiliates and their respective officers, employees and agents harmless against any and all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties (other than Affiliates) resulting from, or relating to any claim ****.

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In the event of a claim, Patheon shall: (a) promptly notify the Client of any such claims; (b) use commercially reasonable efforts to mitigate the effects of such claim; (c) reasonably cooperate with the Client in the defence of such claim; (d) permit the Client to control the defence and settlement of such claim, each at the Client's cost and expense, provided that any settlement of such claim that does not contain an unconditional release of an indemnitee will require the prior written consent of such indemnitee, which such consent will not be unreasonably withheld.
10.5Reasonable Allocation of Risk.
The provisions of this Agreement (including, without limitation, this Article 10) are reasonable and create a reasonable allocation of risk having regard to the relative profits the parties respectively expect to derive from the Products.
ARTICLE 11
CONFIDENTIALITY
11.1Confidentiality.
The provisions of the Confidentiality Agreement shall apply to all confidential information of the parties under this Agreement, which agreement remains in effect in accordance with its terms; provided, however, that the terms of the Confidentiality Agreement shall continue to govern the parties’ obligations of confidentiality with respect to any confidential or proprietary information of the parties, for the term of this Agreement and for a period of **** following termination or expiration of this Agreement, except that the parties’ obligations of confidentiality with respect to any confidential or proprietary information of the parties that is a trade secret under applicable law shall survive and continue in effect thereafter, in each case as though such agreement remained in full force and effect. For the sake of clarity, the Product manufacturing process, including without limitation the Product formulation process, and the analytical methods specific to the Product are all deemed to be the trade secrets of Client for the purposes of this Section 11.1. Promptly following any expiration or termination of this Agreement, each party shall return to the other party all originals and copies of the other party’s confidential information and destroy all information, records and materials developed therefrom, unless otherwise expressly provided herein (e.g., under Section 7.3 (Records and Accounting by Patheon)).
Notwithstanding the foregoing, the parties acknowledge that Client will be permitted, and may be required pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, to file a Current Report on Form 8-K disclosing the entry into this Agreement by Client and a brief description of the terms and conditions hereof that are material to Client. To the extent that either party reasonably determines that it is required to make a filing or any other public disclosure (other than as set forth in the preceding sentence) with respect to this Agreement or the terms or existence hereof to comply with the requirements, rules, laws or regulations of any applicable stock exchange, Nasdaq or any governmental or regulatory authority or body,

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including without limitation the U.S. Securities and Exchange Commission (the “SEC”) (collectively, the “Disclosure Obligations”), such party shall promptly inform the other party thereof and shall use reasonable efforts to maintain the confidentiality of the other party’s confidential information in any such filing or disclosure. To the extent that either party reasonably determines that it is required to file a copy of this Agreement to comply with the Disclosure Obligations, such party shall promptly inform the other party thereof. Prior to making any such filing of a copy of this Agreement, the parties shall mutually agree on the provisions of this Agreement for which the parties shall seek confidential treatment, it being understood that if one party determines to seek confidential treatment for a provision for which the other party does not, then the parties will use reasonable efforts in connection with such filing to seek the confidential treatment of any such provision. The parties shall cooperate, each at its own expense, in such filing, including without limitation such confidential treatment request, and shall execute all documents reasonably required in connection therewith. In furtherance of the foregoing, the parties will agree as promptly as practicable after the Effective Date on the confidential treatment request to be filed with the SEC and the redacted form of this Agreement related thereto. In furtherance thereof, any redaction reasonably requested by either party shall be included in such filing. The parties will reasonably cooperate in responding promptly to any comments received from the SEC with respect to such filing in an effort to achieve confidential treatment of such redacted form; provided, however, that a party shall be relieved of such obligation to seek confidential treatment for a provision requested by the other party if such treatment is not achieved after the **** round of responses to comments from the SEC. Notwithstanding anything to the contrary in this Agreement, Client may make reference to the existence of this Agreement and describe in general terms the relationship between the parties in connection with any required securities filings without seeking Patheon’s prior consent. This paragraph shall apply with respect to the filing of a copy of this Agreement or any public disclosure relating to this Agreement to comply with the Disclosure Obligations, notwithstanding the provisions of the Confidentiality Agreement.
ARTICLE 12
DISPUTE RESOLUTION
12.1Commercial Disputes.
In the event of any dispute arising out of or in connection with this Agreement (other than a dispute determined in accordance with Section 6.1(b) or a Technical Dispute), the parties shall first try to solve it amicably. In this regard, any party may send a notice of dispute to the other, and each party shall appoint, within **** from receipt of such notice of dispute, a single representative having full power and authority to solve the dispute. The representatives so designated shall meet as necessary in order to solve such dispute. If these representatives fail to solve the matter within **** from their appointment, or if a party fails to appoint a representative within the **** period set forth above, such dispute shall immediately be referred to the Chief Operating Officer (or such other officer as he/she

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may designate) of each party who will meet and discuss as necessary in order to try to solve the dispute amicably. Should the parties fail to reach a resolution under this Section 12.1, either party may refer the dispute to arbitration in accordance with Section 12.3. Notwithstanding the foregoing, neither party shall be prohibited from seeking injunctive or other equitable relief in any court of competent jurisdiction (including without limitation, in any case where issues involving the protection or unauthorized use or disclosure of a party’s confidential information, trade secrets or intellectual property are involved).
12.2Technical Dispute Resolution.
In the event of a dispute (other than disputes in relation to the matters set out in Sections 6.1(b) and 12.1) between the parties that is exclusively related to technical aspects of the manufacturing, packaging, labelling, quality control testing, handling, storage or other activities under this Agreement (a "Technical Dispute"), the parties shall make all reasonable efforts to resolve the dispute by amicable negotiations. In this regard, senior representatives of each party shall, as soon as practicable and in any event no later than **** after a written request from either party to the other, meet in good faith to resolve any Technical Dispute. If, despite such meeting, the parties are unable to resolve a Technical Dispute within a reasonable time, and in any event within **** after such written request, the Technical Dispute shall, at the request of either party, be referred for determination to an expert in accordance with the provisions of Schedule F. In the event that the parties cannot agree whether a dispute is a Technical Dispute, Section 12.1 shall prevail. For greater certainty, the parties agree that the release of the Products for sale or distribution pursuant to the applicable marketing approval for such Products shall not by itself indicate compliance by Patheon with its obligations in respect of the Manufacturing and further that nothing in this Agreement (including Schedule F) shall remove or limit the authority of the relevant qualified person (as specified by the Quality Agreement) to determine whether the Products are to be released for sale or distribution. Notwithstanding the foregoing, neither party shall be prohibited from seeking injunctive or other equitable relief in any court of competent jurisdiction (including without limitation, in any case where issues involving the protection or unauthorized use or disclosure of a party’s confidential information, trade secrets or intellectual property are involved).
12.3Arbitration.
In the event that any dispute cannot be resolved in accordance with Section 12.1, such dispute shall be finally settled by arbitration in **** using the English language in accordance with the Arbitration Rules and Procedures of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) then in effect, by one or more commercial arbitrator(s) with substantial experience in resolving complex commercial contract disputes, who may or may not be selected from the appropriate list of JAMS arbitrators. If the parties cannot agree upon the number and identity of the arbitrators within **** following the date on which a party referred the applicable dispute to arbitration, then a single arbitrator shall be selected on an expedited

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basis in accordance with the Arbitration Rules and Procedures of JAMS. Any arbitrator so selected shall have substantial experience in the pharmaceutical industry. The arbitrator(s) shall have the authority to grant specific performance and to allocate between the parties the costs of arbitration (including service fees, arbitrator fees and all other fees related to the arbitration) in such equitable manner as the arbitrator(s) may determine. The prevailing party in the arbitration shall be entitled to receive reimbursement of its reasonable expenses (including reasonable lawyers’ fees, expert witness fees and all other expenses) incurred in connection therewith. Judgment upon the award so rendered may be entered in a court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Notwithstanding the foregoing, each party shall have the right to institute an action in a court of proper jurisdiction for preliminary injunctive relief pending a final decision by the arbitrator(s), provided that a permanent injunction and damages shall only be awarded by the arbitrator(s).
12.4Dispute and Termination for Breach.
Notwithstanding any statement to the contrary in this Agreement, a non-breaching party shall not be entitled to terminate this Agreement pursuant to Section 8.2(a) on account of a disputed breach until the dispute is resolved by mutual agreement or arbitration pursuant to Section 12.3 confirming the existence of the breach.
ARTICLE 13
MISCELLANEOUS
13.1Inventions.
(a)    For the term of this Agreement, Client hereby grants to Patheon a non-exclusive, paid-up, royalty-free, non-sublicensable, non-transferable license of Client’s Intellectual Property, including without limitation that assigned to the Client pursuant to Section 13.1(b) below, which Patheon must use in order to perform the Manufacturing, solely to perform the Manufacturing. ****.
(b)    All Inventions (including any and all Intellectual Property Rights therein) conceived, generated, derived or reduced to practice by Patheon in the course of performing the Manufacturing, to the extent it is related to the development,

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Manufacture, packaging, use or sale of the Client’s Product that is the subject of the Manufacturing or contains the Client’s confidential information, shall be the exclusive property of Client. Patheon shall give the Client written notice, as promptly as practicable, of all such Inventions, and all such Inventions shall be deemed to be the confidential information of Client. Patheon hereby makes, and agrees to make, any and all assignments necessary to effect, exclusively and throughout the world, the ownership by the Client of Inventions under Section 13.1(b). Patheon shall, and shall cause its employees and contractors to, fully cooperate with and sign any documents reasonably requested by the Client to evidence, perfect or take any other action with respect to such assignments or to obtain protection, maintain or take any other action regarding such assigned Inventions.
(c)    All Intellectual Property generated or derived by Patheon in the course of performing the Manufacturing to the extent it (i) is not related to the development, Manufacture, packaging, use or sale of the Client’s Product that is the subject of the Manufacturing and (ii) does not contain the Client’s confidential information, shall be the exclusive property of Patheon (the "Broader Intellectual Property Rights"). Patheon hereby grants and agrees to grant to the Client a nonexclusive, transferable, perpetual, irrevocable, paid up, royalty-free, worldwide right and license (including the right to sublicense) to practice and use all Broader Intellectual Property Rights solely in connection with the ****.
(d)    Each party shall be solely responsible for the costs of filing, prosecution and maintenance of patents and patent applications on its own Inventions.
13.2Intellectual Property.
    Subject to Section 13.1, all Intellectual Property of the Client, including without limitation any Intellectual Property that the Client owns prior to the Effective Date, shall be owned by the Client and all Intellectual Property of Patheon, including without limitation any Intellectual Property that Patheon owns prior to the Effective Date, shall be owned by Patheon. Neither party has, nor shall it acquire, any interest in any of the other party’s Intellectual Property unless otherwise expressly agreed to in writing. Neither party shall use any Intellectual Property of the other party, except as specifically authorized by the other party or as required for the performance of its obligations under this Agreement. Except as expressly set forth in Section 13.1, no licenses are granted by either party, whether by implication, estoppel or otherwise, and all other rights are reserved.
13.3Insurance.
Each party shall maintain commercial general liability insurance, including blanket contractual liability insurance covering the obligations of that party under this Agreement through the term of this Agreement and for a period of **** thereafter, which insurance shall afford limits of not less than (i) **** for each occurrence for personal injury or property damage liability; and (ii) **** in

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the aggregate per annum with respect to product and completed operations liability. Each party may satisfy the foregoing minimum limits by any combination of primary liability and umbrella excess liability coverage. If requested each party will provide the other with a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date and the limits of liability. The insurance certificate shall further provide for a minimum of **** written notice to the insured of a cancellation of the insurance. If a party is unable to maintain the insurance policies required under this Agreement through no fault on the part of such party, then such party shall forthwith notify the other party in writing and the parties shall in good faith negotiate appropriate amendments to the insurance provision of this Agreement in order to provide adequate assurances, provided that in no event shall such party terminate its insurance policies until such amendments to the insurance provision of this Agreement that are mutually agreed upon by the parties in writing are enacted.
13.4Independent Contractors.
The parties are independent contractors and this Agreement shall not be construed to create between Patheon and the Client any other relationship such as, by way of example only, that of employer-employee, principal agent, joint-venturer, co-partners or any similar relationship, the existence of which is expressly denied by the parties hereto.
13.5No Waiver.
Either party's failure to require the other party to comply with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement. No waiver of any provision of this Agreement shall bind either party unless in writing and signed by the party against which enforcement is sought.
13.6Assignment.
(a)Patheon may not assign, transfer, delegate or subcontract this Agreement or any of its rights or obligations hereunder except with the written consent of the Client, such consent not to be unreasonably withheld; provided, however, that Patheon may arrange for subcontractors solely to perform specific testing services arising under this Agreement without the consent of the Client. Patheon shall be responsible and liable for any breaches of this Agreement by its subcontractors.
(b)Subject to Section 8.2(d), the Client may assign this Agreement or any of its rights or obligations hereunder without approval from Patheon; provided, however, that the Client shall give prior written notice of any assignment to Patheon, and any assignee shall covenant in writing with Patheon to be bound by the terms of this Agreement. ****

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****.

(c)Notwithstanding the foregoing provisions of this Section 13.6, either party may assign this Agreement, without the consent of the other party, to any of its Affiliates or to a successor to or purchaser of all or substantially all of its business to which the subject matter of this Agreement relates, provided that such party provides prior written notice of such assignment to the other party and the assignee executes an agreement with the non-assigning party hereto whereby it agrees to be bound hereunder.
13.7Force Majeure.
Neither party shall be liable for the failure to perform its obligations under this Agreement if such failure is occasioned by a cause or contingency beyond such party's reasonable control, including, but not limited to, strikes or other labour disturbances, lockouts, riots, quarantines, communicable disease outbreaks, wars, acts of terrorism, fires, floods, storms, interruption of or delay in transportation, defective equipment, lack of or inability to obtain fuel, power or components or compliance with any order or regulation of any government entity acting within colour of right (a "Force Majeure Event"). A party claiming a right to excused performance under this Section 13.7 shall promptly notify the other party in writing of the extent of its inability to perform, which notice shall specify the occurrence beyond its reasonable control that prevents such performance, and shall use commercially reasonable efforts to overcome the Force Majeure Event. Notwithstanding the foregoing, if either party is prevented or delayed in performing its obligations under this Agreement on more than (i) **** or (ii) **** in the aggregate during any **** period, then the party not so affected may terminate this Agreement upon written notice to the affected party. Neither party shall be entitled to rely on a Force Majeure Event to relieve it from an obligation to pay money (including any interest for delayed payment) which would otherwise be due and payable under this Agreement.
13.8Additional Product.
Versions of Products with different packaging configurations than those specified in Schedule B may be added to this Agreement and such additional products shall be governed by the general conditions hereof with any special terms (including, without limitation, price) governed by an addendum hereto.
13.9Notices.
Any notice, approval, instruction or other written communication required or permitted hereunder shall be sufficient if made or given to the other party by personal delivery, by telecopier or facsimile communication or by sending the same by first class mail, postage prepaid, return receipt requested to the mailing address, or telecopier or facsimile number set forth below:

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If to the Client:
Vanda Pharmaceuticals Inc.
2200 Pennsylvania Ave NW, Suite 300E
Washington, DC 20037
U.S.A.
Attention: Legal Department
Fax No.: ****
If to Patheon:
Patheon Inc.
2100 Syntex Court
Mississauga, Ontario L5N 7K9
Canada
Attention: Legal Department

Fax No.: ****
or to such other addresses or telecopier or facsimile numbers provided to the other party in accordance with the terms of this Section 13.9. Notices or written communications made or given by personal delivery or by telecopier or facsimile shall be deemed to have been sufficiently made or given when sent (receipt acknowledged), or if mailed, five (5) days after being deposited in the United States or Canadian mail, postage prepaid, return receipt requested or upon receipt, whichever is sooner.
13.10Severability.
If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.
13.11Entire Agreement.
This Agreement, together with the Schedules, the Quality Agreement and the Confidentiality Agreement, constitutes the full, complete, final and integrated agreement between the parties hereto relating to the subject matter hereof and supersedes all previous written or oral negotiations, commitments, agreements, transactions or understandings with respect to the subject matter hereof, except the Packaging Services Agreement between the parties, dated August 20, 2012 (the “Packaging Services Agreement”). Any modification, amendment or supplement to this Agreement must be in writing and signed by authorized representatives of both parties. In case of conflict, the

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prevailing order of documents shall be this Agreement, the Quality Agreement and the Confidentiality Agreement. Notwithstanding anything to the contrary in the Packaging Services Agreement, the parties hereby agree that the Packaging Services Agreement will automatically terminate on the Effective Date, and the parties will discuss diligently, reasonably and in good faith the parties’ obligations under the Packaging Services Agreement following such termination.
13.12Other Terms.
No terms, provisions or conditions of any purchase order or other business form or written authorization used by the Client or Patheon will have any effect on the rights, duties or obligations of the parties under or otherwise modify this Agreement, regardless of any failure of the Client or Patheon to object to such terms, provisions, or conditions. For greater certainty, the Client’s purchase order is only effective as its unqualified commitment to obtain and pay for the Manufacturing upon the terms (and only the terms) set forth herein.
13.13No Third Party Benefit or Right.
For greater certainty, nothing in this Agreement shall confer or be construed as conferring on any third party any benefit or the right to enforce any express or implied term of this Agreement.
13.14Execution in Counterparts.
This Agreement may be executed in two counterparts, by original or facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
13.15Governing Law.
This Agreement shall be construed and enforced in accordance with the laws of the State of ****, without regard to its conflicts of law provisions. The UN Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Unless expressly provided otherwise, each right and remedy in this Agreement is in addition to any other right or remedy, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy.

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IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the date first written above.
PATHEON INC.
By: /s/ Nick Postic
Name: Nick Postic
Title: Executive Director and General Manager
VANDA PHARMACEUTICALS INC.
By: /s/ Mihael Polymeropoulos
Name: Mihael Polymeropoulos
Title: Chief Executive Officer

SCHEDULE A
PRODUCT LIST

Products
FanaptTM (Iloperidone Tablets) – ****
Specifications
Prior to the commencement of commercial manufacturing of Product under this Agreement, the Client shall provide Patheon with copies of the FDA approved NDA Specifications. If the Specifications provided are subsequently amended, then the Client shall provide Patheon with copies of such revised Specifications. Upon acceptance of the revised Specifications pursuant to Section 4.4, Patheon shall provide the Client with a signed and dated receipt evidencing such acceptance of the revised Specifications by Patheon.

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SCHEDULE B

2016 Price
****

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****

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****

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****

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SCHEDULE C
STABILITY TESTING
****.

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SCHEDULE D
ACTIVE MATERIALS, ACTIVE MATERIALS CREDIT VALUE ****
****

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MAXIMUM CREDIT VALUE
****

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SCHEDULE E
BATCH NUMBERING & EXPIRATION DATES

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SCHEDULE F
TECHNICAL DISPUTE RESOLUTION
****

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****

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SCHEDULE G
INTENTIONALLY OMITTED

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SCHEDULE H

QUARTERLY ACTIVE MATERIALS INVENTORY REPORT

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SCHEDULE I

REPORT OF ANNUAL ACTIVE MATERIALS INVENTORY RECONCILIATION AND CALCULATION OF ACTUAL ANNUAL YIELD

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SCHEDULE J

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SCHEDULE K
INTENTIONALLY OMITTED

SCHEDULE L
EXAMPLE OF PRICE ADJUSTMENTS PER SECTION 4.2

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